CONSOLIDATED BALANCE SHEET
AT JUNE 30 OF 2002 AND 2001
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	32,640,285	100	33,535,596	100

2	CURRENT ASSETS	9,170,175	28	8,379,868	25
3	CASH AND SHORT-TERM INVESTMENTS	1,380,881	4	653,226	2
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,045,566	6	2,037,004	6
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,222,773	4	1,275,556	4
6	INVENTORIES	3,325,022	10	3,356,376	10
7	OTHER CURRENT ASSETS	1,195,933	4	1,057,706	3
8	LONG-TERM	568,797	2	460,476	1
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	568,797	2	460,476	1
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	18,255,312	56	19,594,942	58
13	PROPERTY	13,462,713	41	14,175,235	42
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	24,810,331	76	25,818,811	77
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	20,877,195	64	21,120,870	63
17	CONSTRUCTION IN PROGRESS	859,463	3	721,766	2
18	DEFERRED ASSETS (NET)	1,766,827	5	1,807,256	5
19	OTHER ASSETS	2,879,174	9	3,293,054	10

20	TOTAL LIABILITIES	23,628,233	100	23,425,658	100
21	CURRENT LIABILITIES	11,824,838	50	11,125,637	47
22	SUPPLIERS	2,443,859	10	2,028,264	9
23	BANK LOANS	5,873,074	25	5,764,030	25
24	STOCK MARKET LOANS	-	-	-	-
25	TAXES TO BE PAID	215,713	1	-	-
26	OTHER CURRENT LIABILITIES	3,292,192	14	3,333,343	14
27	LONG-TERM LIABILITIES	9,192,756	39	9,003,504	38
28	BANK LOANS	7,721,556	33	7,507,140	32
29	STOCK MARKET LOANS	1,471,200	6	1,496,364	6
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	679,179	3	1,229,551	5
32	OTHER LIABILITIES	1,931,460	8	2,066,966	9

33	CONSOLIDATED STOCK HOLDERS' EQUITY	9,012,052	100	10,109,938	100
34	MINORITY INTEREST	3,246,816	36	3,538,464	35
35	MAJORITY INTEREST	5,765,236	64	6,571,474	65
36	CONTRIBUTED CAPITAL	6,933,111	77	6,915,839	68
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	3
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	5,695,356	63	5,695,356	56
39	PREMIUM ON SALES OF SHARES	913,755	10	896,483	9
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(1,167,875)	(13)	(344,365)	(3)
42	RETAINED EARNINGS AND CAPITAL RESERVE	17,769,152	197	16,390,881	162
43	REPURCHASE FUND OF SHARES	-	-	1,300,000	13
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(18,621,317)	(207)	(18,534,437)	(183)
45	NET INCOME FOR THE YEAR	(315,710)	(4)	499,191	5

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	1,380,881	100	653,226	100
46	CASH	530,163	38	328,400	50
47	SHORT-TERM INVESTMENTS	850,718	62	324,826	50

18	DEFERRED ASSETS (NET)	1,766,827	100	1,807,256	100
48	AMORTIZED OR REDEEMED EXPENSES	1,060,310	60	1,175,060	65
49	GOODWILL	706,517	40	632,196	35
50	DEFERRED TAXES	-	-	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	11,824,838	100	11,125,637	100
52	FOREIGN CURRENCY LIABILITIES	7,858,054	66	7,241,796	65
53	MEXICAN PESOS LIABILITIES	3,966,784	34	3,883,841	35

24	STOCK MARKET LOANS	-	100	-	100
54	COMMERCIAL PAPER	-	-	-	-
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	3,292,192	100	3,333,343	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	3,292,192	100	3,333,343	100

27	LONG-TERM LIABILITIES	9,192,756	100	9,003,504	100
59	FOREIGN CURRENCY LIABILITIES	7,574,140	82	8,499,579	94
60	MEXICAN PESOS LIABILITIES	1,618,616	18	503,925	6

29	STOCK MARKET LOANS	1,471,200	100	1,496,364	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	1,471,200	100	1,496,364	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	679,179	100	1,229,551	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	679,179	100	1,229,551	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,931,460	100	2,066,966	100
68	RESERVES	1,180,655	61	1,156,956	56
69	OTHERS LIABILITIES	750,805	39	910,010	44

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(18,621,317)	100	(18,534,437)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(18,621,317)	100	(18,534,437)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	(2,654,663)	(2,745,769)
73	PENSIONS FUND AND SENIORITY PREMIUMS	496,923	473,842
74	EXECUTIVES (*)	325	347
75	EMPLOYERS (*)	6,051	6,408
76	WORKERS (*)	21,760	20,892
77	CIRCULATION SHARES (*)	324,000,000	324,000,000
78	REPURCHASED SHARES (*)	25,620,000	14,245,000

(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO JUNE 30 OF 2002 AND 2001
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	11,307,870	100	11,615,998	100
2	COST OF SALES	7,903,535	70	8,014,852	69
3	GROSS INCOME	3,404,335	30	3,601,146	31
4	OPERATING EXPENSES	2,293,318	20	2,265,444	20
5	OPERATING INCOME	1,111,017	10	1,335,702	11
6	TOTAL FINANCING COST	1,413,393	12	(102,018)	(1)
7	INCOME AFTER FINANCING COST	(302,376)	(3)	1,437,720	12
8	OTHER FINANCIAL OPERATIONS	252,611	2	382,350	3
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(554,987)	(5)	1,055,370	9
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(428,755)	(4)	422,288	4
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(126,232)	(1)	633,082	5
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	9,168	0
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(126,232)	(1)	642,250	6
14	INCOME OF DISCONTINUOUS OPERATIONS	114,955	1	(170,521)	(1)
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(241,187)	(2)	812,771	7
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	(241,187)	(2)	812,771	7
19	NET INCOME OF MINORITY INTEREST	74,523	1	313,580	3
20	NET INCOME OF MAJORITY INTEREST	(315,710)	(3)	499,191	4

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	11,307,870	100	11,615,998	100
21	DOMESTIC	8,327,820	74	8,609,144	74
22	FOREIGN	2,980,050	26	3,006,854	26
23	TRANSLATED INTO DOLLARS (***)	299,298	3	301,990	3

6	TOTAL FINANCING COST	1,413,393	100	(102,018)	100
24	INTEREST PAID	744,402	53	954,930	936
25	EXCHANGE LOSSES	1,053,890	75	(723,095)	(709)
26	INTEREST EARNED	23,456	2	21,715	21
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(361,443)	(26)	(312,138)	(306)

8	OTHER FINANCIAL OPERATIONS	252,611	100	382,350	100
29	OTHER NET EXPENSES (INCOME) NET	252,611	100	382,350	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	-	-
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	-	-	-

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(428,755)	100	422,288	100
32	INCOME TAX	174,324	41	233,539	55
33	DEFERRED INCOME TAX	(650,900)	(152)	134,148	32
34	WORKERS' PROFIT SHARING	47,124	11	53,187	13
35	DEFERRED WORKERS' PROFIT SHARING	697	0	1,414	0

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	17,087,316	16,697,701
37	NET INCOME OF THE YEAR	498,068	667,254
38	NET SALES (**)	23,124,048	23,865,564
39	OPERATION INCOME (**)	2,006,042	2,709,145
40	NET INCOME OF MAJORITY INTEREST (**)	(661,140)	705,503
41	NET CONSOLIDATED INCOME (**)	(437,517)	1,272,468

(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO JUNE 30 OF 2002 AND 2001
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	(241,187)	812,771
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	606,731	1,415,820
3	CASH FLOW FROM NET INCOME OF THE YEAR	365,544	2,228,591
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(523,331)	(47,455)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	(157,787)	2,181,136
6	CASH FLOW FROM EXTERNAL FINANCING	1,108,843	(1,073,231)
7	CASH FLOW FROM INTERNAL FINANCING	(335,880)	(430,003)
8	CASH FLOW GENERATED (USED) BY FINANCING	772,963	(1,503,234)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(280,418)	(843,586)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	334,758	(165,684)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,046,123	818,910
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,380,881	653,226

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	606,731	1,415,820
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	901,323	930,208
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	88,524	104,347
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	(383,116)	381,265

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(523,331)	(47,455)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(382,854)	5,081
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(147,149)	63,506
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(207,329)	(127,998)
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	(19,195)	106,874
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	233,196	(94,918)

6	CASH FLOW FROM EXTERNAL FINANCING	1,108,843	(1,073,231)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	2,463,217	2,115,546
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	1,613,399	2,332,343
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	(40,753)	(44,978)
27	(-) BANK FINANCING AMORTIZATION	(2,927,020)	(5,476,142)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(335,880)	(430,003)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	101,725
31	(-) DIVIDENDS PAID	(335,880)	(424,486)
32	+ PREMIUM ON SALE OF SHARES	-	(107,242)
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(280,418)	(843,586)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(442,162)	(318,678)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	(5,550)	(121,719)
38	+ SALE OF TANGIBLE FIXED ASSETS	90,777	36,099
39	+ (-) OTHER ITEMS	76,517	(439,288)

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	(2.13)%		7.00%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	(11.47)%		10.74%
3	NET INCOME TO TOTAL ASSETS (**)	(1.34)%		3.79%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	(149.86)%		38.40%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.71	times	0.71	times
7	NET SALES TO FIXED ASSETS (**)	1.27	times	1.22	times
8	INVENTORIES ROTATION (**)	4.75	times	4.78	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	28	days	27	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	9.74%		12.93%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	72.39%		69.85%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.62	times	2.32	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	65.31%		67.20%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	50.36%		45.95%
15	OPERATING INCOME TO INTEREST PAID	1.49	times	1.40	times
16	NET SALES TO TOTAL LIABILITIES (**)	0.98	times	1.02	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	0.78	times	0.75	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.49	times	0.45	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.39	times	0.36	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	11.68%		5.87%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	3.23%		19.19%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(4.63)%		(0.41)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	(0.21)	times	2.28	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	143.45%		71.39%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	(43.45)%		28.61%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	157.68%		37.78%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$(2.42)		$2.43
2	BASIC PROFIT PER PREFERENT SHARE (**)	$-		$-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$-		$-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$(0.56)		$3.40
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$(0.37)		$0.99
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
8	CARRYING VALUE PER SHARE	$17.79		$20.28
9	CASH DIVIDEND ACCUMULATED PER SHARE	$0.23		$0.49
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.64	times	0.42	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	(4.69)	times	3.48	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times

(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

FINANCIAL STATEMENTS NOTES

c17: INCLUDES MAINLY DEFERRED TAXES FOR $(650,194) IN 2002 AND $135,543 IN 2001,WRITE-OFF AND LOSS FROM SALE OF ASSETS FOR $310,752 IN 2002 AND $133,455 IN 2001.

s07:INCLUDES Current assets of discontinued operations FOR $1,195,933 IN 2002 AND $1,057,706 IN 2001.

s19: INCLUDES NONCurrent assets of discontinued operations FOR $2,879,174 IN 2002 AND $3,293,054 IN 2001.

s26: INCLUDES CURRENT liabilities of discontinued operations FOR $1,575,382 IN 2002 AND $1,507,592 IN 2001.

s32: INCLUDES NONCURRENT liabilities of discontinued operations FOR $652,590 IN 2002 AND $897,403 IN 2001

c22: INCLUDES THE CHANGE IN ASSETS AND LIABILITIES OF DISCONTINUED OPERATIONS $161,258 IN 2002 AND $(3,853) IN 2001.

c26: INCLUDES FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS $(40,753) IN 2002 AND $(44,978) IN 2001.

c37: INCLUDES INVESTMENT ACTIVITIES FROM DISCONTINUED OPERATIONS $(5,550)IN 2002 AND $(121,719) IN 2001.

c39: INCLUDES SALE AND INVESTMENT IN SUBSIDIARIES AND ASSOCIATED COMPANIES.

r08: INCLUDES WRITE-OFF AN LOSS FROM FOR SALE OF FIXED ASSETS $(310,752)IN 2002 AND $(133,455)IN 2001,RESTRUCTURING CHARGES $(23,617) IN 2002 AND $(109,601) IN 2001 GROSS (LOSS)PROFIT IN SALE OF COMPANIES $64,120 IN 2002 AND $90,808 IN 2001..

PROPERTY, PLANT AND EQUIPMENT
(Thousands of Pesos)

CONCEPT	ACQUISITION COST	ACCUMULATED DEPRECIATION	CARRYING VALUE	REVALUATION	DEPRECIATION ON REVALUATION	CARRYING VALUE + REV - DEP
DEPRECIATION ASSETS
PROPERTY	1,223,841	206,979	1,016,862	8,908,502	4,638,004	5,287,360
MACHINERY	8,275,171	2,990,383	5,284,788	16,535,160	13,041,829	8,778,119
TRANSPORT EQUIPMENT	-	-	-	-	-	-
OFFICE EQUIPMENT	-	-	-	-	-	-
COMPUTER EQUIPMENT	-	-	-	-	-	-
OTHER	-	-	-	-	-	-
DEPRECIABLES TOTAL	9,499,012	3,197,362	6,301,650	25,443,662	17,679,833	14,065,479

NOT DEPRECIATION ASSETS
GROUNDS	603,705	-	603,705	2,726,665	-	3,330,370
CONSTRUCTIONS IN PROCESS	859,463	-	859,463	-	-	859,463
OTHER	-	-	-	-	-	-
NOT DEPRECIABLES TOTAL	1,463,168	-	1,463,168	2,726,665	-	4,189,833

TOTAL	10,962,180	3,197,362	7,764,818	28,170,327	17,679,833	18,255,312

CREDITS BREAKDOWN
(Thousands of Pesos)

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
HSBC BANK	21082006	4.27	-	-	-	59,741	59,741	59,741	59,741	14,935
CITIBANK N.A.	21082006	4.27	-	-	-	89,611	89,611	89,611	89,611	22,403
BANCOMEXT	21082006	4.27	-	-	-	99,568	99,568	99,568	99,568	24,892
ABN AMRO BANK, N.V.	21082006	4.27	-	-	-	59,741	59,741	59,741	59,741	14,935
BANCO NACIONAL DE MEXICO, S.	21082006	4.27	-	-	-	59,741	59,741	59,741	59,741	14,935
BANK OF MONTREAL	21082006	4.27	-	-	-	39,827	39,827	39,827	39,827	9,957
BANCA NAZIONALE DEL LAVORO	21082006	4.27	-	-	-	19,914	19,914	19,914	19,914	4,978
CHASE BANK OF TEXAS	21082006	4.27	-	-	-	19,914	19,914	19,914	19,914	4,978
CREDIT SUISSE FIRST BOSTON	21082006	4.27	-	-	-	19,914	19,914	19,914	19,914	4,978
COMERICA BANK	15072003	5.57	-	-	-	6,634	51,443	-	-	-
CALIFORNIA COMMERCE BANK	5122003	5.95	-	-	-	-	298,704	-	-	-
COMERICA BANK	28022004	4.98	-	-	-	39,827	39,827	-	-	-
BANCOMEXT	25092006	3.76	-	-	-	-	-	-	-	298,704
BANCO NACIONAL DE MEXICO, S.	31082004	5.52	-	-	-	-	-	298,704	-	-
CITIBANK N.A.	29062005	6.21	-	-	-	90,607	90,607	15,931	-	-
HYPO VEREISBANK	27122004	7.13	-	-	-	2,302	2,302	1,151	-	-
BANCO BOGOTA	21122003	14.04	-	-	-	8,550	15,009	-	-	-
BANCO BOGOTA	1112003	14.04	-	-	-	-	7,472	-	-	-
HYPO VEREISBANK	30052008	3.75	-	-	-	3,201	3,201	3,201	3,201	32,223
UNSECURED DEBT
CITIBANK N.A.	7102002	4.49	-	-	24,892	-	-	-	-	-
CITIBANK N.A.	13112002	4.38	-	-	29,870	-	-	-	-	-
CITIBANK N.A.	6122002	4.32	-	-	9,957	-	-	-	-	-
BBVA BANCOMER	4092002	4.24	-	-	9,957	-	-	-	-	-
BBVA BANCOMER	14082002	4.18	-	-	39,827	-	-	-	-	-
CITIBANK N.A.	8072002	4.23	-	-	9,658	-	-	-	-	-
CITIBANK N.A.	28092002	4.55	-	-	4,978	-	-	-	-	-
CITIBANK N.A.	16122002	4.23	-	-	24,892	-	-	-	-	-
CITIBANK N.A.	14082002	4.28	-	-	24,892	-	-	-	-	-
COMERICA BANK	5092002	3.64	-	-	19,914	-	-	-	-	-
COMERICA BANK	4102002	4.06	-	-	9,957	-	-	-	-	-
BBVA BANCOMER	15112002	4.12	-	-	49,784	-	-	-	-	-
INBURSA	5072002	8.25	-	-	39,827	-	-	-	-	-
BANAMEX	4092002	4.58	-	-	29,870	-	-	-	-	-
CITIBANK N.A.	25102002	4.37	-	-	34,849	-	-	-	-	-
CITIBANK N.A.	25112002	4.36	-	-	24,892	-	-	-	-	-
CITIBANK N.A.	6122002	4.32	-	-	39,827	-	-	-	-	-
BANAMEX	3072002	5.89	-	-	39,827	-	-	-	-	-
CITIBANK N.A.	8072002	4.23	-	-	44,806	-	-	-	-	-
CITIBANK N.A.	10072002	4.25	-	-	29,870	-	-	-	-	-
CITIBANK N.A.	21082002	4.29	-	-	19,914	-	-	-	-	-
CITIBANK N.A.	23082002	4.29	-	-	39,827	-	-	-	-	-
HSBC BANK	24072002	11.05	115,500	-	-	-	-	-	-	-
CITIBANK N.A.	23092002	4.55	-	-	14,935	-	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	23092002	4.61	-	-	4,978	-	-	-	-	-
COMERICA BANK	1072002	9.85	90,000	-	-	-	-	-	-	-
CITIBANK N.A.	14082002	4.28	-	-	49,784	-	-	-	-	-
CITIBANK N.A.	5042002	4.67	-	-	39,827	-	-	-	-	-
CITIBANK N.A.	15112002	4.37	-	-	8,961	-	-	-	-	-
CITIBANK N.A.	29112002	4.34	-	-	14,935	-	-	-	-	-
CITIBANK N.A.	6092002	4.35	-	-	99,568	-	-	-	-	-
CITIBANK N.A.	6122002	4.32	-	-	99,568	-	-	-	-	-
CITIBANK N.A.	7102002	4.49	-	-	29,870	-	-	-	-	-
CITIBANK N.A.	2122002	4.39	-	-	109,525	-	-	-	-	-
BBVA BANCOMER	30082002	3.91	-	-	44,806	-	-	-	-	-
BBVA BANCOMER	26072002	3.79	-	-	44,806	-	-	-	-	-
BBVA BANCOMER	20082002	3.91	-	-	49,784	-	-	-	-	-
BBVA BANCOMER	26082002	3.92	-	-	59,741	-	-	-	-	-
CITIBANK N.A.	23102002	4.41	-	-	99,568	-	-	-	-	-
CITIBANK N.A.	9122002	4.32	-	-	199,136	-	-	-	-	-
CITIBANK N.A.	23072002	4.24	-	-	54,762	-	-	-	-	-
CITIBANK N.A.	13122002	4.28	-	-	89,611	-	-	-	-	-
COMERICA BANK	31032003	3.85	-	-	-	-	263,855	-	-	-
COMERICA BANK	31032003	3.85	-	-	-	-	482,905	-	-	-
BBVA BANCOMER	16102002	4.29	-	-	32,857	-	-	-	-	-
BBVA BANCOMER	25112002	4.21	-	-	49,784	-	-	-	-	-
BBVA BANCOMER	20092002	4.41	-	-	49,784	-	-	-	-	-
CITIBANK N.A.	23072002	4.17	-	-	32,857	-	-	-	-	-
CITIBANK N.A.	20082002	4.28	-	-	19,914	-	-	-	-	-
BBVA BANCOMER	11102002	4.43	-	-	19,914	-	-	-	-	-
BBVA BANCOMER	1112002	4.31	-	-	4,978	-	-	-	-	-
BBVA BANCOMER	11102002	4.43	-	-	9,957	-	-	-	-	-
BBVA BANCOMER	1112002	4.31	-	-	4,978	-	-	-	-	-
CITIBANK N.A.	1082002	4.42	-	-	497,840	-	-	-	-	-
CITIBANK N.A.	9082002	4.51	-	-	124,460	-	-	-	-	-
CITIBANK N.A.	14082002	4.53	-	-	17,723	-	-	-	-	-
IXE	1072002	5	-	-	29,870	-	-	-	-	-
INBURSA	5072002	8.25	-	-	59,741	-	-	-	-	-
INBURSA	17072002	8.25	-	-	99,568	-	-	-	-	-
INBURSA	20072002	8.25	-	-	99,568	-	-	-	-	-
INBURSA	25072002	6	-	-	1,294,384	-	-	-	-	-
HYPO VEREISBANK	26112002	4.5	-	-	39,827	-	-	-	-	-
HYPO VEREISBANK	19122002	4.5	-	-	39,827	-	-	-	-	-
CORP FINANC INTER	1072002	4.44	-	-	8,899	-	-	-	-	-
SCOTIABANK	1092002	3.6	-	-	49,665	-	-	-	-	-
BANCO POPULAR ESPANOL	14062002	4.6	-	-	279	-	-	-	-	-
BANK OF AMERICA	30112003	5.25	-	-	-	-	19,187	-	-	-
BANK OF AMERICA	30112003	3.49	-	-	-	-	99,568	-	-	-
BANK OF AMERICA	30112003	3.55	-	-	-	-	89,611	-	-	-
BANK OF AMERICA	30112003	3.53	-	-	-	-	49,784	-	-	-
BANK OF AMERICA	30112003	3.57	-	-	-	-	39,827	-	-	-
BANCO BOGOTA	27092002	20	-	-	-	-	127	-	-	-
WITH WARRANTY
SANTANDER-SERFIN	23012003	7.13	-	-	-	4,333	-	-	-	-
SANTANDER-SERFIN	31012006	8.75	17,114	59,377	-	-	-	-	-	-
SANTANDER-SERFIN	31012006	8.75	9,366	31,844	-	-	-	-	-	-
BANORTE	13102005	3.39	5,352	13,379	-	-	-	-	-	-
BANCO NACIONAL DE MEXICO, S.	4092006	4.84	-	-	-	4,978	4,978	4,978	4,978	2,489
BANCO NACIONAL DE MEXICO, S.	4092006	4.84	-	-	-	19,914	19,914	19,914	19,914	9,957
BANCO NACIONAL DE MEXICO, S.	4092006	4.84	-	-	-	45,834	45,834	45,834	45,834	22,920
BANCO NACIONAL DE MEXICO, S.	4092006	4.84	-	-	-	6,638	6,638	6,638	6,638	3,314
BANK OF MONTREAL	5062004	3.94	-	-	-	-	59,741	39,827	-	-
COMERICA BANK	5062004	3.94	-	-	-	-	59,741	39,827	-	-
EXPORT DEVELOPMENT CO.	5062004	3.94	-	-	-	-	29,870	19,914	-	-
SANTANDER-SERFIN	31012006	8.75	16,056	42,816	-	-	-	-	-	-
HSBC BANK	12082002	4.9	-	-	248,920	-	-	-	-	-
SCOTIABANK	1102005	7.57	-	-	-	14,935	29,870	29,870	31,610	-
CORP FINANCIERA INTERN.	31052003	9.44	-	-	-	13,691	6,845	-	-	-
BANCO PASTOR	28022008	5.25	-	-	-	2,758	2,758	2,758	2,758	32,327
BANCO PASTOR	28022008	5.25	-	-	2,768	-	-	-	-	-
PUBLICO	15052007	11.38	-	-	-	-	-	-	-	2,389,632
CREDIT SUISSE FIRST BOSTON	30042009	11.5	-	-	-	-	-	-	-	798,572
TOTAL BANKS			253,388	147,416	4,554,614	732,173	2,287,589	996,518	582,904	3,707,129

			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	RATE OF INT.	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
PUBLIC	10092002	8.75	-	-	46,448	-	-	-	-	-
PUBLIC	10092002	8.75	-	-	14,935	-	-	-	-	-
PUBLIC	6032003	9.38	-	-	39,827	-	-	-	-	-
PUBLIC	6032003	9.38	-	-	14,935	-	-	-	-	-
PUBLIC	13062003	7.63	-	-	99,568	-	-	-	-	-
PUBLIC	15102002	8.57	-	-	-	332,899	-	-	-	-
PUBLIC	12102004	9.35	-	144,273	-	-	-	-	-	-
PUBLIC	12102006	9.48	-	444,212	-	-	-	-	-	-
PUBLIC	7062006	8.58	-	572,715	-	-	-	-	-	-
OBSA	26022004	8.43	-	310,000	-	-	-	-	-	-
TOTAL STOCK EXCHANGE			-	1,471,200	215,713	332,899	-	-	-	-

	DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
SUPPLIERS
PEMEX GAS Y PETROQUIMICA BAS	50,465	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.	31,129	-	-	-	-	-	-	-
RESIRENE S.A. DE C.V.	29,381	-	-	-	-	-	-	-
PRAXAIR MEXICO, S.A. DE C.V.	29,000	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE	22,543	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.	20,616	-	-	-	-	-	-	-
SMURFIT CARTON Y PAPEL DE ME	19,759	-	-	-	-	-	-	-
TFM S.A DE C.V.	19,341	-	-	-	-	-	-	-
WILLAMETTE DE MEXICO, S.A. D	18,820	-	-	-	-	-	-	-
DESPACHOS ADUANALES GARZA BE	18,124	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,	17,349	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA	16,039	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S	14,669	-	-	-	-	-	-	-
CIEMEX, S.A. DE C.V.	14,642	-	-	-	-	-	-	-
RTS EMPAQUES S. DE RL. DE C.	14,495	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS	14,402	-	-	-	-	-	-	-
LUZ Y FUERZA DEL CENTRO	12,575	-	-	-	-	-	-	-
MADERAS Y EMPAQUES SAN FERNA	12,475	-	-	-	-	-	-	-
FERRO MEXICANA, S.A. DE C.V.	12,050	-	-	-	-	-	-	-
COMISION FEDERAL DE ELECTRIC	11,501	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.	10,371	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.	10,060	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO	-	-	72,432	-	-	-	-	-
ARCO ALUMINUM, INC.	-	-	37,273	-	-	-	-	-
SOLUTIA, INC.	-	-	35,397	-	-	-	-	-
UNION PACIFIC RAILROAD CO.	-	-	33,358	-	-	-	-	-
ALCAN ALUMINUM CORPORATION	-	-	29,096	-	-	-	-	-
KIMBLE GLASS INC.	-	-	28,621	-	-	-	-	-
ENRON CAPITAL & TRADE RESOUR	-	-	27,077	-	-	-	-	-
PILKINGTON BROTHER LTD	-	-	25,735	-	-	-	-	-
REXAM BEVERAGE CAN AMERICAS	-	-	17,452	-	-	-	-	-
MONOFRAX INC.	-	-	14,539	-	-	-	-	-
LIBBEY OWENS FORD CO.	-	-	14,450	-	-	-	-	-
PHILLIPS 66 COMPANY	-	-	12,320	-	-	-	-	-
PHILLIPS 66 COMPANY	-	-	12,320	-	-	-	-	-
RECTICEL N.A. INC.	-	-	11,862	-	-	-	-	-
ATOFINA CHEMICALS, INC.	-	-	10,738	-	-	-	-	-
TECHINT COMPAGNIA TECNICA IN	-	-	10,220	-	-	-	-	-
OTHERS	1,034,732	-	596,431	-	-	-	-	-
TOTAL SUPPLIERS	1,454,538	-	989,321	-	-	-	-	-

OTHER LIABILITIES	2,258,858	-	1,033,334	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS	2,258,858	-	1,033,334	-	-	-	-	-

TOTAL	3,966,784	1,618,616	6,792,982	1,065,072	2,287,589	996,518	582,904	3,707,129

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF PESOS
1. INCOME
EXPORTS	299,298	2,980,050	-	-	2,980,050
OTHER	-	-	-	-	-
TOTAL	299,298	2,980,050	-	-	2,980,050

2. EXPEDITURE
IMPORT (RAW MATERIALS)	92,510	921,104	-	-	921,104
INVESTMENTS	5,952	59,263	-	-	59,263
OTHER	99,602	991,717	-	-	991,717
TOTAL	198,064	1,972,084	-	-	1,972,084

NET BALANCE	101,234	1,007,966	-	-	1,007,966

FOREIGN MONETARY POSITION

TOTAL ASSETS	1,156,051	11,510,569	-	-	11,510,569
LIABILITIES POSITION	1,549,915	15,432,194	-	-	15,432,194
SHORT TERM LIABILITIES POSITION	789,215	7,858,054	-	-	7,858,054
LONG TERM LIABILITIES POSITION	760,700	7,574,140	-	-	7,574,140

NET BALANCE	(393,864)	(3,921,625)			(3,921,625)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION
(Thousands of Pesos)

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	4,569,015	19,945,458	15,376,443	1	155,039
FEBRUARY	4,624,451	19,716,015	15,091,564	-	(2,199)
MARCH	4,443,657	19,286,589	14,842,932	0	47,794
APRIL	4,540,051	19,312,905	14,772,854	1	97,940
MAY	6,598,122	21,528,821	14,930,699	0	8,090
JUNE	5,171,769	20,283,070	15,111,301	0	54,779
ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-

TOTAL					361,443

MAIN RAW MATERIALS

DOMESTIC	MAIN SUPPLIERS	FOREIGN	MAIN SUPPLIERS	DOM. SUBST.	COST PRODUCTION (%)
ARENA SILICA	MATERIAS PRIMAS MONTERREY, SA	CARBONATO DE SODIO	FMC CORPORATION		0
	M. P. MINERALES DE LAMPAZOS,				0
	ANSAC				0
FELDESPATO	MPM DE AHUZOTEPEC,SA	BORAX	U.S. BORAX		0
	MPM DE SAN JOSE, S.A				0
POLIMEROS	PEMEX, CELANESE Y RESISTOL				0
POLIVINIL	SOLUTIA				0
CARBONATO DE	INDUSTRIA DEL ALCALI, S.A				0
SODIO					0
EMPAQUES	EMPAQUES DE CARTON TITAN				0

INTEGRATION OF THE PAID SOCIAL CAPITAL STOCK

CHARACTERISTICS OF THE SHARES

			NUMBER OF SHARES				CAPITAL STOCK (Thousands of Pesos)
SERIES	NOMINAL VALUE	VALID COUPON	PORTION	PORTION	MEXICAN	SUBSCRIPTION	FIXED	VARIABLE
A		60	324,000,000		324,000,000		324,000

TOTAL			324,000,000		324,000,000		324,000	-

CPO'S: 1 TO 1
ADR'S: 3 TO 1

REPURCHASED OWN SHARES

		MARKET VALUE OF THE SHARE
SERIES	NUMBER OF SHARES	AT REPURCHASE	AT QUARTER
A	25,620,000	10.57000	11.34000